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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PLX Technology, Inc. 1999 Stock Incentive Plan and NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan, of our report dated January 19, 2004, with respect to the consolidated financial statements and schedule of PLX Technology, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

San Jose, California
June 18, 2004

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  EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM